                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT, made this 1st day of November 2001, by and among A.B. Watley Group, Inc., a Delaware corporation ("Buyer"), and On-Site Trading, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Buyer desires to purchase and Seller desires to sell certain assets of the Seller, and Buyer intends to assume certain liabilities of Seller, on the terms and conditions as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                                     ASSETS

     1.1 Assets to be Sold. In reliance upon the representations, warranties and agreements of the parties hereto contained herein, Seller does hereby sell, transfer and convey to Buyer, and Buyer hereby purchases, the Assets, as hereinafter defined, free and clear of all liens, charges and encumbrances (other than Permitted Encumbrances [as defined below]), and Buyer does hereby assume and agree to pay certain liabilities, loans or debts of the Seller, as hereinafter set forth, that are specifically being assumed by the Buyer hereunder.

     1.2 Assets. The term "Assets" shall mean the following assets of Seller:

         (1) All tangible and intangible assets related to the accounts of public customers carried by Seller ("Customer Accounts"), including, without limitation, all information of the customers kept in the ordinary course of Seller's business, including, but not limited to, any information and records obtained and/or retained by Seller to comply with NASD rules and regulations.

         (2) All of Seller's tangible and intangible interests in the branch management agreements ("Branch Management Agreements") listed on Schedule 1.2(2) annexed hereto and made part hereof, to the extent such Branch Management Agreements are not terminated upon the Buyer's entering into new agreements directly with the managers of such branches at or prior to the Closing.

         (3) All of Seller's class A interest ownership in On-Site Trading LLC, a New York limited liability company ("OSTLLC").

         (4) Any contracts, agreements, leases, arrangements, commitments and understandings, whether written or oral, related to the Assets being acquired pursuant to Section 1.2(1) - (3) and 1.2(5) - (10), including but not limited to contracts with vendors or licensors which are listed on Schedule 1.2(4) annexed hereto and made part hereof (collectively, the "Agreements").

         (5) The name "On-Site Trading" or "On-Site" to the extent possessed by Seller, and other intangible assets relating to or used in connection with the Assets being acquired hereunder (collectively, "Intangible Assets"), to the extent listed on Schedule 1.2(5) annexed hereto and made part hereof.

         (6) The furniture and fixtures owned by the Seller located at its Great Neck, New York and Boca Raton, Florida offices (The "Company Offices") and, to the extent owned by Seller, at its branch offices governed by the Branch Management Agreements.

         (7) All machinery, computers, telephone and other office equipment owned by Seller and located at the Company Offices and, to the extent owned by Seller, at its branch offices governed by the Branch Management Agreements.

         (8) The Leases for the Company Offices set forth on Schedule 1.2(8) (the "Office Leases"), including the security deposits set forth on Schedule 1.2(8), but Buyer shall promptly, following landlord's consent to assignment, pay to Seller the total amount of such security deposits.

         (9) The rights of Seller against Liebert Global Services with respect to the malfunction of certain routing and switching equipment, but the Assets shall not include any business interruption insurance claims, other insurance claims or other claims against third parties of the Seller whatsoever.

         (10) All licenses, permits and authorizations issued by any governmental authority relating to the Assets that are assignable or capable of being transferred (collectively the "Permits").

         (11) The Branch Management Agreements, the Agreements and the Office Leases are collectively referred to as the "Assumed Contracts."

     1.3 Permitted Encumbrances. "Permitted Encumbrances" means (1) liens and other like encumbrances for taxes not yet due or being contested in good faith and by appropriate proceedings, so long as adequate reserves therefor have been established on the books of Seller, (2) any and all encumbrances set forth on title reports and/or lien searches for operating leases, (3) mechanics' liens, materialmen's liens, workers' liens, repairmen's lien, employees' liens and other like encumbrances arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as adequate reserves therefor have been established on the books of Seller, and (4) easements, rights of way, reservations, servitudes and other restrictions upon any assets of the Seller that are immaterial in character and amount and do not detract from the value or interfere with the use of the assets they affect.

                                   ARTICLE II

                                 PRICE AND TERMS

     2.1 The Common Stock. Concurrently herewith, Buyer shall issue to Seller an aggregate of 1,875,000 shares of its authorized but previously unissued shares of common stock, par value $.001 per share (the "Common Stock") and shall assume the Assumed Liabilities (as hereinafter defined). The Common Stock shall be represented by three separate certificates registered in the name of Seller in the respective amounts of 937,500 shares (the "Closing Certificate"), 468,750 shares (the "Escrow Certificate") and 468,750 shares (the "Deferred Payment Certificate"). The Closing Certificate shall be transferred and delivered to the Seller concurrently herewith and the Escrow Certificate and the Deferred Payment Certificate shall be delivered to Singer Frumento LLP (the "Escrow Agent") as hereinafter provided. The Common Stock issued shall bear a restrictive legend stating that the Common Stock may not be sold except in accordance with the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities and Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), or an exemption therefrom, which exemption shall be supported by an opinion of counsel to Seller in form acceptable to counsel for Buyer.

     2.2 Permitted Transfers. Seller shall have the right to transfer some or all of the Common Stock (including, when and if delivered to Seller by the Escrow Agent, shares represented by the Escrow Certificate and the Deferred Payment Certificate) to certain creditors of Seller, provided each such transferee delivers to Buyer a certificate confirming its investment intent substantially in the form of Section 2.3 hereof and is otherwise in accordance with applicable Securities laws (a "Permitted Transferee" and, collectively, the "Permitted Transferees").

     2.3 Investment Representations. Seller represents and warrants to Buyer that (i) it is aware that the Common Stock is unregistered, (ii) it is not acquiring the Common Stock with a view towards public distribution, (iii) it has had an opportunity to ask questions about an investment in the Common Stock,
(iv) it has such knowledge and experience in financial matters to evaluate the merits and risks of an investment in the Common Stock, and (v) it can bear the economic risk of an investment in the Common Stock.

     2.4 Piggy-Back Rights of Registration.

         (1) In the event Buyer shall, at any time during the four (4) year period following the date of the Closing seek to register or qualify any of its common stock or the common stock holdings of any of its controlling shareholders under the Act other than through the filing of a registration statement on Form S-8 (or any successor form), on each such occasion it shall furnish the Seller and the Permitted Transferees, and any of their assigns or designees, with at least thirty (30) days prior written notice thereof and they and any person to whom any of them may have transferred any of the Common Stock (each, a "Holder") shall have the option without cost or expense to them, to include the Common Stock held by any such Holder and by the Escrow Agent in such registration or qualification, with appropriate and reasonable limitations on the sale of such shares after their registration if required by the underwriter in an underwriter offering. Such Holders shall exercise their "piggy-back rights" by giving written notice to Buyer and the underwriter within twenty (20) days of receipt of written notice from Buyer. Such persons shall cooperate with Buyer and provide Buyer with all information relating to the resale of such securities or as necessary to comply with the Securities Act or the Exchange Act. All expenses in connection with preparing and filing the registration statement (and any registration or qualification under the securities or "Blue Sky" laws of all states in which the offering will be made, and up to a maximum of five (5) states in which the offering would not otherwise be made, under such registration statements) shall be borne in full by Buyer.

         (2) In the event of the registration of any shares of the Common Stock of the Holders who have exercised their "piggy-back" rights under Section 2.4(1), such persons agree to indemnify and hold harmless Buyer, its directors, officers, employees and agents, each underwriter, broker or dealer, if any, and their directors, officers and employees, from and against any losses, claims, damages or liabilities, joint or several, to which Buyer, its directors, officers, employees or agents, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Common Stock were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Common Stock, or any amendment or supplement thereto, or any omission of a material fact that renders the statements made materially misleading, provided, however, that such Holders will be liable to the extent, but only to the extent, that any such loss, claim or liability arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished by such Holders to Buyer or its representatives and provided further that such Holder's indemnification obligation shall in no event exceed the net proceeds it received from the sale of such securities. This indemnity will be in addition to any liability that such persons may otherwise have.

         (3) Buyer will indemnify and hold harmless Seller, and each Holder against any losses, claims, damages or liabilities, joint or several, to which Seller or any such Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares of Common Stock were registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto or any omission of a material fact that renders the statements made materially misleading; and will reimburse Seller and each such Holder for any legal or other expenses incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the Seller or such Holder expressly for use in such registration statement.

         2.5 Status of Shares. The shares of common stock represented by each of the Delivery Certificate, Escrow Certificate and Deferred Payment Certificate shall represent duly issued and fully paid shares of common stock of Buyer and shall be entitled to all of the benefits of shares of common stock of Buyer. The shares represented by the Escrow Certificate and Deferred Payment Certificate while the same are held in escrow by the Escrow Agent shall be voted by Seller. In the event the holders of the common stock of Buyer shall be entitled to exchange such shares for any other consideration in connection with an acquisition of Buyer or otherwise, the amount of such consideration allocable to the shares represented by the Escrow Certificate and the Deferred Payment Certificate shall be held in escrow by the Escrow Agent in accordance with the terms of this Agreement. If such consideration is represented by any security which has been exchanged for shares of the common stock of Buyer, the monthly amount of such shares to be delivered to Seller pursuant to Section 2.9 on a monthly basis shall be determined based upon the exchange ratio applicable to the transaction giving rise to such exchange.

         2.6 Other Assets. Except as specifically set forth above, Seller does not hereby sell or transfer to Buyer any other of its Assets, tangible or intangible, contingent or otherwise, all of which shall remain the property of Seller.

         2.7 Assumed Liabilities. Buyer does hereby assume and undertake to pay and perform all obligations of Seller under the following (the "Assumed Liabilities"):

         (1) The secured equipment loan payable to CIT Group/Equipment Financing, Inc. ("CIT") as more particularly described in Schedule 2.7(1) annexed hereto and made a part hereof.

         (2) The amount due to OSTLLC; provided that the extent of Buyer's obligation hereunder shall not exceed the principal amount of $1.8 million, and provided further that Buyer shall not be obligated to pay more than $50,000 per month plus interest at a simple rate of 9% per annum on any unpaid balance, commencing as of November 1, 2001. To the extent this obligation is not known as of November 1, 2001, then the monthly payment plus interest thereon shall accrue and be paid in a lump-sum when such amount is finally determined.

         (3) All operating liabilities incurred after the Closing, in the ordinary course of business relating to the maintenance of the Customer Accounts including, but not limited to, short positions held at any clearing broker or brokers in the names of any Customer as of the date of Closing.

         (4) All liabilities associated with the Assets, including under the Assumed Contracts.

         (5) The liabilities described in subparagraphs 1-4 above are collectively called "Assumed Liabilities".

     2.8 Liabilities Not Assumed. Except as and to the extent otherwise expressly provided in this Agreement, Buyer has not agreed to pay, shall not be required to assume, and shall have no liability or obligation whatsoever with respect to, any obligations or liabilities of Seller.

     2.9 Escrow for the Deferred Payment Certificate. In accordance with Article VII hereof, the Escrow Agent shall hold the Deferred Payment Certificate and shall instruct Buyer to issue new certificates representing shares therefrom to Seller as follows: within ten business days after the end of each full calendar month commencing with October, 2001, the Escrow Agent shall cause to be issued and delivered to Seller one or more certificates evidencing ownership of shares of the Common Stock equal to a number resulting from the following formula, rounded to the nearest whole integer:

                       39,062.5 times (Revenue/$1,000,000)

where "Revenue" shall mean the total monthly revenue produced as a result of the activities of the Customers as reported by Spear Leeds & Kellogg, Inc. ("SLK") plus the activities of those customers listed on Schedule 2.9 as reported by Penson Financial Services Inc. ("Penson"), in each case on a trade date basis as of the end of the last trading day of each month, less payments related thereto paid to managers of offices listed in Schedule 1.2(2), or such other clearing firms or operations as may succeed SLK or Penson in clearing such business in the the future; provided, however, that the aggregate number of shares of the Common Stock to be delivered hereby shall not exceed 468,750. For purposes of this Section 2.9, "Customers" shall mean all customers of Buyer whose trades are cleared through SLK, including OSTLLC and its members and those customers listed on Schedule

2.9 cleared through Penson, including, without limitation, the Customers represented by the Customer Accounts and customers introduced to the Buyer after the date hereof.

     Not later than five days after the end of each month, Buyer shall deliver to Gary D. Mednick a calculation of the Revenues for such month which shall include the names of all customers who have made trades and reasonable details with respect to such trades.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                         AND MANAGEMENT AND STOCKHOLDERS

     In order to induce Buyer to enter into this Agreement and to complete the transactions contemplated hereby, Seller warrants, represents, covenants and agrees with Buyer as follows:

     3.1 Organization and Good Standing.

         (1) Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states except where the failure would not be material, and has full corporate power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation, and of all amendments thereof, and of the By-laws, as amended to date, of Seller delivered to Buyer and are true and complete as of the date of delivery.

         (2) OSTLLC is a New York limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, is qualified to do business as a foreign limited liability company in every other state in which it operates to the extent required by the laws of such states, except where the failure would not be material, and has full limited liability company power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Articles of Organization and of all amendments thereof, and of the operating agreement, as amended to date, of OSTLLC delivered to Buyer are true and complete as of the date of delivery

     3.2 Authority and Validity. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by the Seller, and is the valid and binding obligation of Seller, enforceable in accordance with its terms. Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof will, to the best knowledge of the Seller, (a) cause a material default (or give rise to any right to termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any material agreement, instrument or obligation to which Seller is a party, or by which Seller or any of its respective assets are or may be bound, except where requisite consent has been obtained, or (b) materially violate any law, statute, rule, regulation or judgment, order, writ, injunction, or decree of any court, administrative agency or governmental body, in each case applicable to Seller, or any of its respective assets, and (c) except as to the National Association of Securities Dealers, Inc. ("NASD") and the Philadelphia Stock Exchange ("PhilEx"), no filing with, and no permit, authorization, consent or approval of, any person (governmental or private) is necessary or required for the consummation by Seller of the transactions contemplated by this Agreement. Seller shall deliver to Buyer the appropriate Secretary's certification as to the foregoing and a shareholder's written consent to this Agreement and the performance thereof commencing herewith.

     3.3 Registration as a Broker-Dealer. OSTLLC is currently a broker-dealer firm registered with (i) the SEC, (ii) the PhilEx, (iii) the States of New York, New Jersey, Connecticut, Pennsylvania, Ohio, Illinois, Florida, North Carolina, Texas, Alabama, Maryland and Massachusetts. OSTLLC has all permits, licenses and authorizations required by any government authority or agency and any securities self-regulatory organization for the conduct of its securities business other than permits, licenses and authorizations which are not material. OSTLLC is registered and in good standing with the SEC as a broker-dealer pursuant to the Exchange Act and in each jurisdiction which requires such registration or qualification in connection with its business and is a member in good standing of the PhilEx, and is currently fully registered to conduct business in New York, and has materially complied with such regulatory bodies and any other industry, governmental, or trade organization required by law for the conduct of its present business, except where the failure to be so registered or qualified will not have a materially adverse effect on the business of OSTLLC.

     3.4 Accuracy of Filings. Except as set forth in Schedule 3.4, all documents, statements or instruments filed by OSTLLC with the SEC and PhilEx, or any state agency were timely filed and OSTLLC has not received any notice of a material current deficiency or past material deficiency which has not been cured, except for those listed on Schedule 3.4, and except where the failure to make such timely filing would not have a materially adverse effect on the business of OSTLLC. All of such filings, whether or not required, were, to the best knowledge of the Seller, materially true and accurate as of the date of submission. OSTLLC is in material compliance with any and all material rules, regulations, and requirements of the SEC and PhilEx applicable to its operations.

     3.5 Compliance; Governmental Authorization. To the best knowledge of Seller, OSTLLC has complied and is in compliance in all material respects with all material federal and state laws, ordinances, regulations, and orders applicable to OSTLLC's business and assets, and is not presently engaged in any activity, or omitting to take any action, which could reasonably be deemed a violation of any of the foregoing and which would affect the Seller's power to enter into this Agreement or sell the Assets as set forth herein. To the knowledge of Seller, there are no material federal, state or local governmental licenses, registrations or permits necessary for conducting the business of OSTLLC, other than a license to conduct a securities brokerage business ("Broker-Dealer License"), which Broker-Dealer License is in full force and effect and as to which is no material proceeding pending or threatened in writing to revoke or limit any thereof.

     3.6 Full Disclosure. To the best knowledge of the Seller, (a) neither this Agreement, nor any other document, certificate or statement furnished to the Buyer by or on behalf of Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, and (b) there is no fact which materially adversely affects the assignability or transferability of the Assets which has not been set forth in this Agreement.

     3.7 Litigation. To the knowledge of Seller, there is no material action, suit, or proceeding pending or threatened in writing against Seller, except those listed and described on Schedule 3.7, and Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality or any arbitration award, that could adversely affect Seller's power and right to enter into this Agreement or sell the Assets as set forth herein.

     3.8 Enforceability of the Agreement. When duly executed and delivered by all parties hereto, this Agreement will be legal, valid, and binding obligations of the Seller, enforceable by Buyer according to its terms.

     3.9 Financial Statements. The Seller and OSTLLC have previously delivered or will deliver at Closing copies of the following financial statements and financial data of the their respective entities, which are hereby incorporated as an integral part of this Agreement:

         (a) Annual certified audit submitted pursuant to SEC Rule 17a-5 for the fiscal year ended December 31, 2000 (Seller only);

         (b) FOCUS Reports, Part IIA, for the fiscal year ended December
31,2000;

         (c) FOCUS Reports, Part IIA for the first two quarters of the 2001 fiscal year through June 30, 2001; and

         (d) Trial balance for the months of July, August and September, 2001, Seller represents and warrants that all of said financial statements are materially true and correct.

     3.10 Employment Relations. To the knowledge of Seller, OSTLLC is in substantial compliance with all material federal, state or other applicable domestic laws respecting employment and employment practices, and has not and is not engaged in any unfair labor practice. To the knowledge of Seller, except as set forth in Schedule 3.10, no unfair labor practice complaint against OSTLCC is actually pending or threatened against or involving OSTLLC, no labor union representation question exists respecting the employees of OSTLLC, no grievance which might have an adverse effect upon OSTLLC or the conduct of its business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim has been asserted arising out of or under any such agreement.

     3.11 Employee Benefit Plans. Except as set forth on Schedule 3.11, there are no employee benefit plans for employees of OSTLLC.

     3.12 Environmental Laws and Regulations. To the knowledge of Seller, each of Seller and OSTLLC is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of hazardous materials and all laws and regulations with regard to record keeping, notification and reporting respecting hazardous materials. Neither has been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to such laws or regulations either now or any time during the past three years. To the knowledge of Seller, there are no facts or circumstances which either Seller or OSTLLC reasonably expects could form the basis for the assertion of any claim against either relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices, or any other federal, state or local environmental statue, other than claims which are not likely to have a material adverse effect on the business, results of operations, financial condition or prospects of OSTLLC.

     3.13 Books and Records. To the knowledge of Seller, except as set forth in
Schedule 3.13, the books and records of OSTLLC have been maintained on a basis consistent with prior years and materially substantiate the amounts set forth on the financial statements of OSTLLC delivered pursuant to Section 3.9.

     3.14 Title to the Assets. The Seller has and as of the Closing will have, good and marketable title to the Assets, free and clear of all liens, judgments and encumbrances of whatsoever nature other than Permitted Encumbrances.

     3.15 Integrity of Assets. Seller is transferring all copies and versions in its possession, in whatever format, of the names, addresses and related information and data to the Customer Accounts to Buyer, and Seller will not duplicate the names, addresses and related information and data on the computer hardware or software for its own use or for sale to or use by any third party.

     3.16 Contracts. Seller has delivered true, correct and complete copies of the Assumed Contracts. To the knowledge of Seller, each of the Assumed Contracts is in full force and effect and is a valid and binding obligation of Seller and the other parties thereto, enforceable in accordance with its terms against Seller and, to Seller's knowledge, each such other party, and all consents have been or will be obtained if necessary to the assignment of the Assumed Contracts to Buyer. To the knowledge of Seller, Seller is in material compliance with its obligations thereunder and no default, event of default or event, which with giving of notice or passage of time or both would constitute a default or event of default, on the part of Seller has occurred and/or is now continuing other than those that are not material. Seller is not aware of any loss or termination or threatened loss or termination of any Assumed Contract.

     3.17 Intangible Assets. To the knowledge of Seller, Seller or OSTLLC owns or possesses the right to those Intangible Assets set forth on Schedule 1.2(5) annexed hereto and made part hereof. To the knowledge of Seller, there are no pending, or threatened claims or assertions to Seller's use of any of the Intangible Assets and none of the Intangible Assets infringes on the rights of any person or entity and neither Seller nor OSTLLC has knowledge of any material facts which, with notice or the passage of time or both, could reasonably give rise to any such claim or assertion.

     3.18 Branch Offices. The branch offices of Seller have been restructured as non-business branch locations, to the fullest extent that such transfer can be accomplished without the affirmative approval of the NASD or PhilEx, or to the extent that the NASD or PhilEx shall have granted approval if counsel to Buyer shall have deemed the same necessary or desirable.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

     4.1 Organization and Good Standing. Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

     4.2 Authority and Validity. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable in accordance with its terms. Neither the execution, delivery or performance of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by

Buyer with any of the provisions hereof will, to the best knowledge of Buyer,
(a) cause a default (or give rise to any right to termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any material agreement, instrument or obligation to which Buyer is a party, or by which Buyer or any of its respective assets are or may be bound, or (b) violate any law, statute, rule, regulation or judgment, order, writ, injunction, or decree of any court, administrative agency or governmental body, in each case applicable to Buyer, or any of its respective assets, and except as to the NASD, no filing with, and no permit, authorization, consent or approval of, any person (governmental or private) is necessary or required for the consummation by Buyer of the transactions contemplated by this Agreement. Buyer shall deliver to Seller the appropriate Secretary's certification as to the foregoing.

     4.3 Registration as a Broker-Dealer. Buyer's wholly-owned subsidiary, A.B. Watley, Inc. ("ABWI") is currently a broker-dealer firm registered with (i) the SEC, (ii) the NASD (iii) all the fifty States, the District of Columbia and (iv) SIPC. ABWI has all permits, licenses and authorizations required by any government authority or agency and any securities self-regulatory organization for the conduct of its securities business. ABWI is registered and in good standing with the SEC as a broker-dealer pursuant to the Exchange Act and in each jurisdiction which requires such registration or qualification in connection with its business and is a member in good standing of the NASD and SIPC, and is currently fully registered to conduct business in New York, and has fully complied with such regulatory bodies and any other industry, governmental, or trade organization required by law for the conduct of its present business.

     4.4 Accuracy of Filings. All documents, statements or instruments required to be filed by Buyer or ABWI with the SEC, NASD, SIPC or any state agency were timely filed and neither the

Buyer nor ABWI has received any notice of a current deficiency or past deficiency not cured, except for those listed on Schedule 4.4 annexed hereto and made part hereof. All of such filings, whether or not required, were, to the best knowledge of the Buyer, true and accurate as of the date of this submission. ABWI is in full compliance with any and all rules, regulations, and requirements of the SEC, NASD, and SIPC.

     4.5 Compliance; Governmental Authorization. To the best knowledge of the Buyer, Buyer has complied and is in compliance with all material respects with all federal, state, local and foreign laws, ordinances, regulations, and orders applicable to the Buyer's business and assets. There are no federal, state, local or foreign governmental licenses, registrations or permits necessary for conducting the business of the Buyer, and ABWI, other than ABWI's licenses to conduct a securities brokerage business ("Broker-Dealer Licenses"), which are in full force and effect and against which there are and have been no violations and no proceeding pending or threatened to revoke or limit any thereof, and all periodic and other reports and filings required to be made in connection with the Broker-Dealer Licenses and all payments with respect thereto have been made and paid in a timely fashion.

     4.6 Full Disclosure. To the best knowledge of the Buyer, neither this Agreement, nor any other document, certificate or statement furnished to the Seller or OSTLLC by or on behalf of the Buyer in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading which has not been set forth in this Agreement.

     4.7 Litigation. There is no action, suit, proceeding or investigation pending or threatened against the Buyer for more than $50,000.00, except those listed and described on

Schedule 4.7 annexed hereto and made part hereof, and Buyer is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality or any arbitration award, that could adversely affect Buyer's power and right to enter into this Agreement.

     4.8 No Violation of Law. The Buyer is not engaging in any activity or omitting to take any action as a result of which (a) it is in violation of any rule, law, regulation, zoning or other ordinance, statute, order, injunction, or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Buyer, the effect of which would affect the Buyer's power to enter into this Agreement.

     4.9 Enforceability of the Agreement. When duly executed and delivered by all parties hereto, this Agreement is a legal, valid and binding obligation of the Buyer, enforceable by Seller according to its terms.

     4.10 Financial Statements. The Buyer and ABWI have previously delivered copies of the following financial statements and financial data of their respective entities, which are hereby incorporated as an integral part of this
Agreement:

         (a) Annual certified audit of ABWI submitted pursuant to SEC Rule 17a-5 for the fiscal year ended December 31, 2000;

         (b) FOCUS Reports, Part IIA, of ABWI for the fiscal year ended December 31, 2000;

         (c) FOCUS Reports, Part IIA of ABWI for the first two quarters of the 2001 fiscal year through June 30, 2001;

         (d) Trial balance of ABWI for the months of July, August and September, 2001;

         (e) Federal, state and local income tax returns of Buyer for fiscal year ended December 31, 2000;

         (f) Annual Report on Form 10KSB of Buyer for the fiscal year ended September30, 2000;

         (g) Quarterly financial statements of Buyer on Form 10Q for the fiscal quarters ended December 31, 2000, March 31, 2001 and June 30, 2001;

         (h) Trial balance of Buyer for the months of July, August and September 2001. All of said financial statements, data and tax returns are true and correct, and have been prepared in accordance with all applicable rules and regulations applied on a consistent basis through the periods involved. Except for changes in the ordinary course of business, there have been no material changes since the latest date thereof.

     4.11 Employment Relations. Buyer and ABWI are in substantial compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, and have not and are not engaged in any unfair labor practice. No unfair labor practice complaint against Buyer or ABWI is actually pending or threatened against or involving Buyer or ABWI, no representation question exists respecting the employees of Buyer or ABWI, no grievance which might have an adverse effect upon Buyer or ABWI or the conduct of its business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim has been asserted arising out of or under any such agreement.

     4.12 Securities Law Disclosures. Buyer has filed all forms, reports, statements, or other documents required to be filed by Buyer with the Securities and Exchange Commission ("SEC") and NASDAQ. As of the respective filing dates, the Buyer has complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. The Buyer's reports did not at the time they were filed contain any untrue statement of material fact, or omit to state a material fact required to be stated therein that was necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.13 Issuance of Common Stock

     The Common Stock has been duly authorized and validly issued and represents fully paid and non-assessable shares of the common stock of Buyer.

                                    ARTICLE V

                      NON-SOLICITATION AND CONFIDENTIALITY

     5.1 Non-Competition and Non-Solicitation.

         (1) Seller and Messrs. Gary Mednick and Jack Stievelman each severally covenant and agree that for a period of three (3) years from the date of this Agreement, they will not directly or indirectly, through Seller's officers, directors, shareholders, employees or agents, or otherwise, or in any capacity, either individually or as a member of any firm, or as a partner, financier, officer, director, stockholder, employee, agent or consultant of any business, compete or attempt to compete with the Buyer's business by soliciting any Customer Accounts or by inducing or attempting to induce a termination of any Branch Office Agreements being acquired by Buyer hereunder, or by soliciting any persons trading securities under the jurisdiction of OSTLLC.

         (2) Seller and Messrs. Gary Mednick, Jack Stievelman and Howard Jahre (collectively, the "Parties") each severally covenant and agree that for a period of three (3) years from the date of this Agreement, each will not directly or indirectly, through Seller's officers, directors, shareholders, employees, representatives, traders or agents, or otherwise, or in any capacity, either individually or as a member of any firm, or as a partner, financier, officer, director, stockholder, employee, agent or consultant of any business, induce, solicit, offer or recruit or attempt to induce, solicit, offer or recruit any officer, manager, registered representative or other significant employee or agent of the Buyer or OSTLLC to leave the service or employ of the Buyer or OSTLLC or employ or use the services of such personnel for any purpose.

         (3) Passive ownership of 5% or less of the issued and outstanding stock of a publicly traded company shall not be deemed a violation of this Section 5.1.

     5.2 Confidentiality.

         (1) The Parties acknowledge that they may possess proprietary and confidential information being purchased hereunder pursuant to the terms and conditions of this Agreement by Buyer, including but not limited to all of the following materials and information (whether or not reduced to writing and whether or not subject to copyright) to which they may have had access or may have developed, in whole or in part:

            (i) marketing techniques, pricing policies, sales and other financial information, customer names with information and data, accounting procedures, employee records and personnel history, tax records, and all other materials or information relating to the manner in which the Seller conducted its business relating to the Customer Accounts;

            (ii) application, operation system, communication and other computer hardware and software to the extent proprietary to Seller, including without limitation, names, addresses and other information and data of individuals on computer data bases and software, and any other related documentation and manual in each case relating to the

     Customer Accounts; and

            (iii) any other materials or information related to the business or activities of the Seller relating to the Customer Accounts which are not generally known to others engaged in similar businesses or activities.

(All of the above, to the extent that and insofar as it is not publicly disclosed in violation of this Agreement, is hereinafter referred to as the "Proprietary and Confidential Information".)

         (2) The Parties acknowledge the confidential and proprietary nature of the Proprietary and Confidential Information and that improper use, disclosure or divulgence to third parties of such Proprietary and Confidential Information could result in damages to, or otherwise adversely affect the business or affairs of the Buyer.

         (3) The Parties shall keep the Proprietary and Confidential Information confidential and shall not directly or indirectly, without the prior written consent of the Buyer, disclose or divulge to any third party any of such Proprietary and Confidential Information. The obligation to keep the Proprietary and Confidential Information confidential shall be continuing and ongoing.

     5.2 Exclusions. For purposes hereof, Proprietary and Confidential Information shall not include any information that is or becomes generally available to the public other than as a result of an unauthorized disclosure by a Party. The foregoing restriction shall not be applicable to disclosure of any Proprietary and Confidential Information pursuant to law or legal process.

     5.3 Interpretation and Remedies.

         (i) The restrictions set forth in this Section are considered by the Parties to be reasonable and necessary for the purpose of protecting the value of the Assets that are being purchased hereunder. Each individual Party acknowledges that compliance by him with the restrictions set forth in this Section will not prevent him from earning a livelihood. It is, therefore, the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied to each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to narrow the scope of such provisions (including time duration or geographical scope) to the extent necessary to make it valid and enforceable, or if such narrowing is not possible to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

         (2) If there is a breach or threatened breach of the provisions of this Section, each Party and Seller acknowledge that the Buyer's business would be irreparably harmed and that a remedy at law would not be adequate and, therefore, each Party and Seller agree that the Buyer shall be entitled to an injunction restraining the Seller and the Parties, or any one of them, from such breach and other equitable relief to secure the enforcement of this Agreement, and that the Buyer shall be entitled to receive reimbursement from the breaching party for all costs and expenses, including reasonable attorney's fees, incurred in enforcing this Agreement. Nothing contained herein shall be construed as prohibiting the Buyer from pursuing any other remedies for such breach or threatened breach.

                                   ARTICLE VI

                                    REMEDIES

     6.1 Survival of Representations and Warranties. The right of a party to maintain any proceeding or action against another party hereto based on a breach of a representation and warranty or default of a covenant in this Agreement or pursuant hereto made by any party shall survive for a period of one (1) year from the date hereof, or in the event of fraud for a period of one (1) year from the date of the discovery of the fraud.

     6.2 Indemnification.

         (1) Indemnification by Seller. Subject to Section 6.4, Seller covenants and agrees to defend, to indemnify and hold harmless Buyer and its affiliates, officers, directors, shareholders, successors, and assigns (collectively, the "Buyer Indemnified Persons"), and each of them, from and against, any actual damages, losses, obligations, liabilities, claims, or expenses (including all reasonable attorneys' fees) incurred or paid by the Buyer arising out of or based upon (i) the failure of the Seller to perform and comply with any of the respective covenants, agreements or obligations arising under this Agreement, or
(ii) the material inaccuracy of any representation or warranty made to Buyer pursuant to the terms of this Agreement, or (iii) claims made by any creditor against the Seller on or after the Closing which arose or relate to any period prior to and including the date hereof, whether absolute, accrued, contingent or otherwise and whether contractual, tax or other type of liability, other than with respect to the Assumed Liabilities.

         (2) Indemnification by Buyer. Buyer covenants and agrees to defend, to indemnify and hold harmless the Seller and OSTLLC and their respective affiliates, officers, directors, shareholders, members, successors, and assigns (collectively, the "Seller Indemnified

Persons" and with the Buyer Indemnified Persons, the "Indemnified Persons"), and each of them, from and against, any actual damages, losses, obligations, liabilities, claims, or expenses (including all reasonable attorneys' fees) incurred or paid by the Seller or OSTLLC arising out of or based upon (i) the failure of the Buyer to perform and comply with any of its respective covenants, agreements or obligations arising under this Agreement or; (ii) the inaccuracy of any material representation or warranty made to Seller pursuant to the terms of this Agreement; or (iii) the failure of Buyer to perform or discharge any of the Assumed Liabilities; provided, however, that the maximum amount that Buyer shall be required to indemnify hereunder shall not exceed the aggregate fair market value of the Common Stock as of the date of Closing .

     6.3 Claims for Indemnification. A party seeking indemnification (the "Indemnified Party") shall first notify the party from whom indemnification is sought (the "Indemnifying Party") in writing of any event, or of any facts, which, in its opinion, entitle or may entitle the Indemnified Party to indemnification under this Article VI. The notice from the Indemnified Party shall specify all facts then known to it relating to its claim for indemnification and the amount or estimated amount of the liability arising therefrom. The right of the Indemnified Party to indemnification and the amount or the estimated amount thereof, as set forth in the notice, shall be deemed agreed to by the Indemnifying Party unless, within 30 days after the receipt of such notice, the Indemnifying Party notifies the Indemnified Party in writing that it disputes the right of the Indemnified Party to indemnification as set forth or estimated in the notice or that the Indemnifying Party elects to defend, in the manner provided in Section 6.4 hereof, the claim giving rise to such indemnification right. If the Indemnified Party shall be duly notified that the Indemnifying Party disputes such claim as aforesaid, the parties shall endeavor to settle and compromise such dispute but no such settlement or compromise shall be effected without the consent of both. If unable to do any of the foregoing, such dispute as to indemnification shall be determined by appropriate litigation (which shall mean when the claim has been finally determined by a court or tribunal from which determination no appeal is or may be taken or when the defense thereto has been abandoned); and any right of an Indemnified Party to indemnification established by reason of such settlement, compromise, or litigation shall be promptly thereafter paid and satisfied by the Indemnifying Party.

     6.4 Right to Defend; Matters Relating to Indemnification

         (1) If the facts giving rise to indemnification shall involve any actual or threatened claim or demand by any third party against an Indemnified Party, the Indemnifying Party shall have the right, at the expense of the Indemnifying Party through counsel of the Indemnifying Party's choosing, to defend or prosecute such claim or demand in the name of the Indemnified Party, as the case may be (without prejudice to the right of the Indemnified Party to participate through counsel of its own choosing at its own expense). The Indemnified Party shall cooperate in the defense or prosecution of said claim or demand, including providing the Indemnifying Party with access to such books and records of the Indemnified Party in the possession of the Indemnified Party, which shall be reasonably deemed by the Indemnifying Party to relate to said claim or demand, and shall be entitled to be reimbursed, as provided in Sections 6.2(1) or 6.2(2), for all reasonable costs and expenses incurred by it in connection therewith. No settlement shall be effected by an Indemnifying Party without the consent of the Indemnified Party but such consent shall not be unreasonably withheld.

         (2) No party hereto shall be required to indemnify, defend or hold harmless any Indemnified Party with respect to any claim or loss until the aggregate loss of such Indemnified Party shall exceed $100,000, and then only to the extent of such excess.

         (3) Any losses of a party claiming indemnity hereunder shall be net of
(i) any insurance payable to such party in connection with the facts giving rise to the right of indemnification and (ii) any actual reduction in income taxes payable by such Indemnified Party.

     6.5 (1) The sole remedy of Buyer and any of the Buyer Indemnified Parties for any claim under Agreement, including any claim for payment of indemnity provided for hereunder, shall be satisfied by recourse to the shares represented by the Escrow Shares. In the event any of Buyer or the Buyer Indemnified Parties shall, as a result of any award of damages, be entitled to a liquidated sum, such sum shall be satisfied by the transfer to Buyer or to such Indemnified Party by the Escrow Agent of such number of shares of the Escrow Shares (valued pursuant to the following sentence) as shall be equal to the amount of such liquidated amount. For purposes hereof, the Escrow Shares shall be valued at the higher of the fair market value of such shares on the date that such amount of indemnification becomes payable or $2.90 per share. The fair market value of such Escrow Shares shall be equal to the last reported sale price of the shares of the Common Stock of Buyer on the exchange where it is primarily traded or, if not traded on an exchange, the last reported sale price of such stock on the NASDAQ national market system or Small Cap market.

         (2) In the event of litigation to enforce this Agreement, the prevailing party, in addition to any other relief such party may be awarded, shall be entitled to recover its reasonable attorneys' fees, including those incurred with respect to any appellate proceeding. Except as herein express provided, all remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party hereto of any other right or seeking of any other remedies against any other party hereto, provided that the total liability of the Seller shall be as provided in subparagraph (1) of this

Section 6.5.

                                   ARTICLE VII

                                  ESCROW AGENT

     The escrow agent shall be Singer Frumento, LLP (the "Escrow Agent") and the escrow of the Escrow Certificate and the Deferred Payment Certificate (the "Escrow Shares") shall be subject to the following provisions:

     7.1 Duties and Authorization. The delivery of the Escrow Shares to the Escrow Agent is for the accommodation of the parties. The duties of the Escrow Agent shall be determined solely by the express provisions of this Agreement. In the event Escrow Agent receives a written demand from either Seller or Buyer for any portion of the Escrow Shares (which demand shall include sufficient facts to show that said party is entitled to receive such consideration pursuant to the terms of this Agreement), Escrow Agent shall give ten (10) days written notice to the other party of such demand and of Escrow Agent's intention to remit such consideration to the party making the demand on the stated date. If Escrow Agent does not receive objection within ten (10) days after receipt of such notice, Escrow Agent is hereby authorized to so remit. If however, Escrow Agent actually receives written objection from the other party within ten (10) days after receipt of notice, Escrow Agent shall continue to hold the Escrow Shares until otherwise directed by joint written instructions from Seller and Buyer, or until a final judgment of an appropriate court is issued. The parties authorize the Escrow Agent, without creating any obligation on the part of the Escrow Agent, in the event this Agreement or the Escrow Shares become involved in litigation, to deposit any certificates evidencing the Escrow Shares, or any portion thereof, with stock powers attached duly endorsed in blank, with the clerk of the court in which the litigation is pending and thereupon the Escrow Agent shall be fully relieved and discharged of any responsibility under this Agreement. The undersigned also authorizes the Escrow Agent, if it is threatened with litigation, to interplead all interested parties in any court of competent jurisdiction and to deposit any certificates evidencing the Escrow Shares, or any portion thereof, with stock powers attached duly endorsed in blank, with the clerk of the court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder. Seller acknowledges that the Escrow Agent is also serving as Buyer's Attorney and Seller hereby consents to Escrow Agent representing Buyer in the Closing of this Agreement and in any dispute that may arise between Buyer and Seller.

     7.2 Liability. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. The Escrow Agent shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf such writing, notice or instruction is given.

     7.3 Indemnification. The parties will, and hereby agree to jointly and severally indemnify the Escrow Agent for and hold it harmless against any loss, liability, or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent arising out of or in connection with the acceptance of, or the performance of its duties under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising under this Agreement.

     7.4 Delivery of the Escrow Certificate. Upon the first anniversary of the date hereof, the Escrow Agent shall deliver to Seller the entire balance of the Escrow Shares represented by the

Escrow Certificate held by it, unless there shall then be any outstanding claim by Buyer for damages due to breach of this Agreement or for indemnity by a Buyer Indemnified Person, in which case the Escrow Agent shall continue to hold the Escrow Certificate pending the resolution of such claim.

                                  ARTICLE VIII

                 DOCUMENTS TO BE DELIVERED AT AND AFTER CLOSING

     8.1 The sale, conveyance, assignment, transfer and delivery of the Assets shall be effected by delivery concurrently herewith of the following documents (the "Closing Documents"):

         (1) Secretary's Certificates as referred to in Sections 3.2 and 4.2 of this Agreement;

         (2) Bill of Sale in the form annexed hereto as Exhibit 8.1(2);

         (3) The delivery by the Buyer to the Seller of the shares represented by the Closing Certificate and to the Escrow Agent of the shares represented by the Deferred Payment Certificate and the Escrow Certificate;

         (4) The delivery by the Buyer of such instruments of assumption as are reasonably requested by the Seller to evidence Buyer's assumption of the Assumed Liabilities and the Seller's release from CIT;

         (5) With respect to any offices listed on Schedule 1.2(2) as to which Branch Management Agreements are still in effect as of the date hereof, Assignment and Assumption of Branch Management Agreements, or Amendments to the Branch Management Agreements substituting A.B. Watley, Inc. or its designees in the place and stead of Seller, in the form annexed hereto as
     Exhibit 8.2(5);

         (6) The delivery to the Buyer at the current premises of Seller all books and records of (including all computerized records and other computerized storage media and the software used in connection therewith) OSTLLC and those relating to the other Assets being acquired hereunder from Seller, including, without limitation, all records relating to the Customer Accounts.

         (7) Assignment and Assumption of Seller's interests in OSTLLC and of Contracts referred to in Sections 1.2(3) and 1.2(4) of this Agreement in the forms annexed hereto as Exhibit 8.1(7).

         (8) Assignments of the Intellectual Assets in the form of Exhibit 8.1(8) as referred to in Section 1.2(5);

         (9) Such other documents, certificates and other documents as counsel for either party may have reasonably requested.

     8.2 The sale, conveyance, assignment, transfer and delivery of the Assets, if not completed by the date hereof, shall be effected by delivery within forty-five (45) days following the date hereof.

                                   ARTICLE IX

                          CERTAIN ADDITIONAL AGREEMENTS

     9.1 Transfer of Customer Accounts.

         (1) Immediately upon the execution of this Agreement, the parties shall use their best efforts to establish a clearing agreement with Spear Leeds Kellogg, Inc. ("SLK") with Buyer as introducing broker. The parties shall also use their best efforts to obtain SLK's consent and/or cooperation to transfer the Customer Accounts from Seller to Buyer by means of a "Tape-to-Tape" procedure for electronic transfer in bulk as of a certain date.

         (2) As soon as practical after such a clearing agreement has been entered into, and subject to any approvals deemed required pursuant to Article VI hereof, Seller shall communicate with all customers under Customer Accounts and inform them of the need to transfer their account out of Seller, and advising them, by such written communication as shall be approved by Buyer and Seller, to transfer their accounts to Buyer. Seller shall provide all such customers with all forms and information necessary to facilitate such a transfer, including ACAT forms. Subject to SLK's approval, Seller shall also provide appropriate notice indicating that an electronic transfer is to take place.

         (3) Upon receipt of any such forms from such customers (and absent any material deficiencies as provided for by applicable securities industry rules and regulation), Seller shall immediately (a) validate the transfer instruction and return the transfer instruction to Buyer with an appropriate attachment indicating all securities positions, any safekeeping positions, and any money balance in the account as shown on the books of the carrying member, and (b) give such instructions as may be necessary to SLK to complete the transfer, provided that, in consultation with Buyer, Seller may delay transfer instructions so that Customer Accounts may be aggregated to facilitate electronic transfer in bulk.

     9.2 Employment of Gary Mednick. Buyer and Gary Mednick shall, at Closing, enter into an Employment Agreement.

     9.3 Mail Received After Closing. Seller agrees to deliver or cause to be delivered to Buyer all correspondence addressed to Seller relating to the Assets being acquired hereunder; and Buyer may open all mail addressed to Seller and received by Buyer and, to the extent that such mail and the contents thereof relate to Assets being acquired hereunder, deal with the contents thereof. Buyer shall promptly deliver to the Seller all other mail addressed to the Seller and received by Buyer.

     9.4 Resignations. Gary Mednick will deliver to Buyer his resignation of his management position with OSTLLC.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Closing. The "Closing" shall be concurrently herewith at the offices of the Escrow Agent, or at such other date, time and place as the parties hereto shall mutually agree.

     10.2. Knowledge of Seller. For purposes of this Agreement "knowledge of the Seller" shall mean the actual knowledge of any of its executive officers or other persons with executive responsibilities.

     10.2 Further Assurances. Each party hereto shall, from time to time after the Closing, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer and assumption, and take such other actions as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

     10.3 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

         (1) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

         (2) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.


     10.4 Entire Agreement; Modification. This Agreement, the Closing Documents and the Schedules hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements and understandings between them (and all prior representations and warranties) concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

     10.5 Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given (i) on the third business day after mailing if mailed by registered or certified mail, return receipt requested, (ii) when telecopied, provided a copy of the notice is mailed by registered or certified mail, return receipt requested, within one business day following the date of the telecopied transmission, or (iii) when hand delivered to the party to whom it is to be given at the address of such party set forth below, as follows:

         If to the Seller, at the address set forth in the first paragraph of this Agreement:

         with a copy to:   Robinson Brog Leinwand Greene Genovese & Gluck P.C.
                           1345 Avenue of the Americas
                           New York, New York 10105
                           Attention: Marshall E. Bernstein, Esq.
                           Tel: (212) 603-6307
                           Fax: (212) 956-2164

         If to Buyer:      A.B. Watley, Inc.
                           40 Wall Street
                           New York, New York 10005
                           Attention: Mr. Joseph Ramos,
                           Executive Vice Pres. & Chief Executive Officer

                           Tel:  (212) 422-1664
                           Fax:  (212) 422-1724

         with a copy to:   Bill T. Singer, Esq.
                           Singer Frumento, LLP
                           40 Exchange Place, 20th Floor
                           New York, New York 10005
                           Tel:  (212) 809-8550
                           Fax:  (212) 344-0394

or at such other address as a party shall from time to time designate by written notice, in the manner provided herein, to the other parties hereto.

     10.6 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement or as a waiver by any other party to this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     10.7 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of Seller, the parties signing below with respect to Section 5 and the Buyer and their respective heirs, representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and any purported assignment without such consent shall be void, except that the Buyer may assign this Agreement to any corporation in which it owns 100% of the outstanding shares of voting stock and agrees to be bound by the provisions of the Agreement, provided that Buyer guarantees the obligations of the assignee and provided further that

Seller shall still receive the Common Stock of Buyer (and not of assignee) and except that the Common Stock may be assigned to the Permitted Transferees.

     10.8 No Third-Party Beneficiaries. Except for rights of Indemnified Parties under Article VI hereof, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement except for the Permitted Transferees.

     10.9 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.11 Governing Law. This Agreement and all amendments thereof shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed entirely within the state, without giving effect to the principles of conflict of laws which may be applied thereby. Buyer, Seller and Stockholders agree to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                           A.B. WATLEY GROUP, INC.

                                           By: /s/ Steven Malin CEO
                                               --------------------
                                               Title

                                           ON-SITE TRADING, INC.

                                           By: /s/ Gary Mednick
                                               ----------------
                                               Title

                                           INDIVIDUALS
                                           (With respect to Section 5 only):


                                                     /s/ Gary Mednick
                                           -------------------------------------
                                                       GARY MEDNICK


                                                    /s/ Jack Stievelman
                                           -------------------------------------
                                                      JACK STIEVELMAN


                                                     /s/ Howard Jahre
                                           -------------------------------------
                                                       HOWARD JAHRE